Exhibit 23.12

Consent of Independent Valuation Specialist

To The Board of Directors
China Biologic Products, Inc.

Independent Valuation Report of Huan Jiang Maonan Autonomy County Plasma Collection Station

We consent to the disclosure of our name in the Report of China Biologic Products, Inc. on Form SB-2 regarding our report dated January 17, 2007 on the valuation of the above plasma station.

/s/ Liu Zhou Kai Cheng Combination Certified Public Account Office

Liu Zhou Kai Cheng Combination Certified Public Account Office

October 15, 2007